LAKE COUNTY COMMUNITY DEVELOPMENT BLOCK GRANT

Economic Loan Fund Program

COGNOVIT PROMISSORY NOTE

$125,000.00	June 20, 2013

For value received, OURPET’S COMPANY, an Ohio corporation, (the "Borrower"), promises to pay to the order of THE BOARD OF LAKE COUNTY COMMISSIONERS (the "Lender"), located at 105 Main Street, Painesville, Ohio 44077, or at such other address as may be designated in writing by the Lender, the principal sum of One Hundred and Twenty Five Thousand Dollars and no/100 Cents ($125,000.00), or such lesser amount as is the Loan Amount, as defined in the Loan Agreement by and between the Lender and the Borrower, of even date (the "Loan Agreement") with interest on the amount of principal from time to time outstanding from the Disbursement Date as defined in the Loan Agreement at the rate of FIVE PERCENT (5%) per annum simple interest amortized over a FIVE-year period. The principal of and interest on this Note shall be paid in SIXTY (60) consecutive monthly installments due and payable on the 15th day of each calendar month commencing on July 13, 2013 and a final 60th payment in the full amount of principal remaining, in accordance with the payment schedule attached hereto and made a part hereof as Schedule A.

This Note does not of itself constitute a commitment by the Lender to make any disbursement of the Loan (as defined in the Loan Agreement) to the Borrower. The conditions for making such a disbursement are set forth in the Loan Agreement. The disbursements made by the Lender to the Borrower shall not exceed the face amount of this Note and the total amount of such disbursement is limited by and subject to the conditions for making disbursement of the Loan as set forth in the Loan Agreement.

The annual rate of interest stated herein shall apply to a 360-day period and amounts of interest due hereunder shall be computed upon the basis of 30-day months. Installments of principal and interest shall be applied first to interest as provided herein and the balance to principal due hereunder.

The Borrower may prepay all or any portion of the principal sum hereof at any time without penalty. All such prepayments shall be applied to the payment of the principal installments due hereon in the inverse order of their maturity, and shall be accompanied by the payment of accrued interest on the amount of the prepayment to the date thereof.

The payment of this Note and all interest hereon is secured by a UCC filing of even date on the property owned by the Borrower located at 1300 East Street, Fairport Harbor, Ohio 44077, and 8808 Twinbrook Road, Mentor, Ohio 44060. The covenants, conditions and agreements contained in the Loan Agreement are hereby made a part of this Note.

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If a default shall occur in the payment of any installment of principal and interest, under this Note, in either case continuing for a period of ten (10) days after written notice of the failure to make any such payment when due and payable, or if an Event of Default (as defined in any of the Loan Documents) shall have occurred and be continuing, then, at the option of the Lender, the entire principal sum and all interest accrued hereon shall become due and payable at once, without demand or notice.

If any provision hereof is in conflict with any statute or rule of law of the State of Ohio or is otherwise unenforceable for any reason whatsoever, then such provision shall be deemed separable from and shall not invalidate any other provision of this Note.

If this Note is placed in an attorney's hands for collection, or collected by suit or through the bankruptcy or probate, or any other court, either before or after maturity, there shall be paid to the holder of this Note, reasonable attorney fees, costs and other expenses incurred by the holder in enforcing the terms of this Note.

The undersigned hereby authorizes any attorney-at-law to appear in any court of record situated in Lake County in the State of Ohio, or elsewhere, where the undersigned resides or has its principal place of business, signed this Note, or can be found, after the obligation evidenced hereby, or any part thereof becomes due and is unpaid, and waives the issuance and service of process and confesses judgment against the undersigned in favor of the holder of this Note for the amount then appearing due, together with the costs of the suit, and thereupon to release all errors and waive all right to appeal and stay of execution.

This Note is executed in Painesville, Ohio, and shall be construed in accordance with the laws of the State of Ohio.

WARNING: BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE, AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE (Section 2323.13, Ohio Revised Code).

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Signed and acknowledged	OURPET’S COMPANY

Steve Tsengas	By:	/s/Steve Tsengas
Print Name:		Steve Tsengas, Chairman & CEO

STATE OF OHIO	)
) SS:
COUNTY OF Lake_______	)

Before me, a Notary Public in and for said County and State, personally appeared Steve Tsengas, the Chairman and CEO of OURPET’S COMPANY., an Ohio corporation (“Company”), who represented that he is the duly authorized agent and Chairman and CEO of the Company and who acknowledged that he did sign the foregoing instrument and the same is his free and voluntary act and deed as an officer of the Company, and the free and voluntary act and deed of the Company.

/s/Jamie McCullough
Notary Public

My commission expires: September 24, 2013

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